Exhibit 99.1
NEWS RELEASE
For Immediate Release:
August 3, 2020

Sterling Reports 2020 Second Quarter Results
Recent Acquisition and Base Business Performance Drive Record Results
Raises Full Year Revenues and Income Outlook

THE WOODLANDS, TX – August 3, 2020 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced financial results for the second quarter 2020.
Consolidated Second Quarter 2020 Financial Results Compared to Second Quarter 2019:
•Revenues were $400.0 million compared to $264.1 million;
•Gross margin was 14.9% of revenues compared to 9.7%;
•Net Income was $18.3 million compared to $7.8 million;
•EPS was $0.65 compared to $0.29; and,
•EBITDA was $41.2 million compared to $15.3 million.
Consolidated Financial Position and Liquidity:
•Cash and Cash Equivalents were $70.6 million at June 30, 2020 compared to $45.7 million at December 31, 2019;
•Cash flows from operations were $52.3 million for the six months ended June 30, 2020 compared to $(4.3) million for the comparable prior year period;
•Payments of scheduled Term Loan Facility debt and the seller notes totaled $22.5 million for the six months ended June 30, 2020;
•Debt, net of cash totaled $351.4 million at June 30, 2020 compared to $387.4 million at December 31, 2019; and,
•Our $75 million Revolving Credit Facility has $55 million of availability, reflecting a $30 million repayment in the quarter.
Heavy Civil and Specialty Services Backlog Highlights
•Combined Backlog at June 30, 2020 was $1.57 billion, up from $1.34 billion at December 31, 2019. Combined Backlog consists of $1.13 billion of Backlog and $437 million of unsigned contracts as of June 30, 2020 compared to $1.07 billion and $273 million at December 31, 2019, respectively. No residential construction contracts are included in Backlog.
•Total margin in Backlog has increased approximately 140 basis points, from 11.5% at December 31, 2019 to 12.9% at June 30, 2020. Combined Backlog gross margin improved from 11.0% at December 31, 2019 to 11.7% at June 30, 2020.
Full Year Revenue and Income Guidance
•Revenue: $1.415 billion to $1.430 billion.
•Net Income: $41 million to $44 million, excluding acquisition related costs of $1 million to $2 million.

CEO Remarks and Outlook
“I am extremely proud of what our employees were able to accomplish in one of the most challenging times in our Company’s history” stated Joe Cutillo, Sterling’s Chief Executive Officer. “Our bottom-line results were the best ever achieved by the Company, which reflects the benefits of our strategy to transform our business portfolio and our overall project mix towards higher value add, lower risk, and more profitable work. Most importantly, we delivered this performance while maintaining the health and safety of our team across all of our operating geographies, which is a testament to the attentiveness, discipline and professionalism of our nearly 3,000 employees in the face of our nation’s ongoing battle against the COVID-19 pandemic.”

“Our Specialty Services segment, which includes our recent acquisition of Plateau, more than doubled its operating profit relative to the first quarter of 2020. Plateau entered the quarter with record backlog and executed flawlessly for its blue chip customer base. Our Residential segment rebounded from the pandemic-related headwinds of the first quarter, and also solidly outperformed the prior year quarter driven by a faster than anticipated recovery of the Texas housing market and our expansion into the Houston market. Our Heavy Civil business has remained stable as we executed on substantial heavy highway work during the quarter while maintaining our backlog at near record levels. We are yet to see significant project delays or cancellations in the geographies in which we perform heavy civil work and have no reason to anticipate that this will be the case for the foreseeable future. Additionally, as yet, no states in the geographies in which we operate have stopped or reduced project lettings due to funding challenges. In fact, despite the uncertainty and general social and economic disruption caused by the pandemic crisis, we remain optimistic about the outlook for all of our businesses for the balance of the year given our Combined Backlog, the pending new awards we expect to realize in the coming months, and the sizeable quantity of new project opportunities that we’ve identified.”

Mr. Cutillo continued, “In addition to record earnings, we further enhanced our liquidity position in the second quarter. We are comfortable with our capital structure which provides us with the financial flexibility to continue to generate profitable growth. For the first six months of 2020 we generated $52.3 million of operating cash flow, an increase of $56.6 million compared to last year. In addition, we reduced our net debt by $36.0 million during the year. We expect to continue paying down debt over the remainder of 2020, putting us in an increasingly strong financial position going into 2021.”

Mr. Cutillo concluded, “Based on our year-to-date performance, the anticipated contribution from Plateau and our record high Combined Backlog and associated margin, along with our view on market strength and diversification of our business, we are providing updated guidance for 2020. We now expect to generate full year 2020 revenues of between $1.415 billion and $1.430 billion. Our expectation for 2020 net income attributable to Sterling common stockholders is between $41 million to $44 million, excluding acquisition related costs of $1 million to $2 million, representing a 73% increase from adjusted net income in 2019. We expect our full year 2020 diluted average common shares outstanding to be approximately 28.0 million. This guidance assumes no significant increase in COVID-19 pandemic impacts on our operations during the remainder of the year. However, with the continuing volatility of the COVID-19 pandemic, significant incremental pandemic impacts could keep us from achieving our 2020 guidance.”

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, August 4, 2020 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab, which includes additional 2020 financial modeling considerations. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc., (“Sterling” or “the Company”), a Delaware corporation, is a construction company that has been involved in the construction industry since its founding in 1955. The Company operates through a variety of subsidiaries within three operating groups specializing in heavy civil, specialty services, and residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty services projects include construction site excavation and drainage, drilling and blasting for excavation, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures include adjusted net income, adjusted EPS, and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting, forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of these Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the scope and duration of the COVID-19 pandemic and its continuing impact on national and global economic conditions; and our business strategy; financial strategy; and plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$400,038	$264,086	$696,726	$488,035
Cost of revenues	(340,439)	(238,590)	(601,882)	(443,036)
Gross profit	59,599	25,496	94,844	44,999
General and administrative expense	(18,451)	(10,174)	(36,055)	(22,063)
Intangible asset amortization	(2,866)	(600)	(5,703)	(1,200)
Acquisition related costs	(139)	(262)	(612)	(262)
Other operating expense, net	(5,097)	(3,276)	(7,325)	(5,570)
Operating income	33,046	11,184	45,149	15,904
Interest income	24	291	123	655
Interest expense	(7,557)	(2,904)	(15,360)	(5,964)
Income before income taxes	25,513	8,571	29,912	10,595
Income tax expense	(7,248)	(706)	(8,432)	(869)
Net income	18,265	7,865	21,480	9,726
Less: Net income attributable to noncontrolling interests	(55)	(37)	(155)	(83)
Net income attributable to Sterling common stockholders	$18,210	$7,828	$21,325	$9,643

Net income per share attributable to Sterling common stockholders:
Basic	$0.65	$0.30	$0.77	$0.37
Diluted	$0.65	$0.29	$0.76	$0.36

Weighted average common shares outstanding:
Basic	27,941	26,338	27,794	26,357
Diluted	27,957	26,623	27,887	26,657

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	% of Revenue	2019	% of Revenue	2020	% of Revenue	2019	% of Revenue
Revenue
Heavy Civil	$220,448	55%	$200,236	75%	$376,063	53%	$350,741	72%
Specialty Services	135,703	34%	27,894	11%	240,426	35%	58,573	12%
Residential	43,887	11%	35,956	14%	80,237	12%	78,721	16%
Total Revenue	$400,038		$264,086		$696,726		$488,035

Operating Income
Heavy Civil	$3,896	1.8%	$5,747	2.9%	$274	0.1%	$3,600	1.0%
Specialty Services	23,246	17.1%	865	3.1%	34,360	14.3%	1,913	3.3%
Residential	6,043	13.8%	4,834	13.4%	11,127	13.9%	10,653	13.5%
Subtotal	33,185	8.3%	11,446	4.3%	45,761	6.6%	16,166	3.3%
Acquisition related costs	(139)		(262)		(612)		(262)
Total Operating Income	$33,046	8.3%	$11,184	4.2%	$45,149	6.5%	$15,904	3.3%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$70,612	$45,733
Accounts receivable, including retainage	269,406	248,247
Costs and estimated earnings in excess of billings	52,068	42,555
Receivables from and equity in construction joint ventures	12,396	9,196
Other current assets	11,965	11,790
Total current assets	416,447	357,521
Property and equipment, net	119,596	116,030
Operating lease right-of-use assets	17,076	13,979
Goodwill	192,014	191,892
Other intangibles, net	250,620	256,323
Deferred tax asset, net	21,604	26,012
Other non-current assets, net	153	183
Total assets	$1,017,510	$961,940
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$131,098	$137,593
Billings in excess of costs and estimated earnings	110,934	85,011
Current maturities of long-term debt	54,979	42,473
Current portion of long-term lease obligations	7,423	7,095
Income taxes payable	3,594	1,212
Accrued compensation	19,075	13,727
Other current liabilities	10,589	6,393
Total current liabilities	337,692	293,504
Long-term debt	367,028	390,627
Long-term lease obligations	9,733	6,976
Members’ interest subject to mandatory redemption and undistributed earnings	53,751	49,003
Other long-term liabilities	8,221	619
Total liabilities	776,425	740,729
Stockholders’ equity:
Common stock, par value $0.01 per share; 38,000 shares authorized, 28,280 and 28,290 shares issued, 28,034 and 27,772 shares outstanding	283	283
Additional paid in capital	253,820	251,019
Treasury Stock, at cost: 246 and 518 shares	(3,435)	(6,142)
Retained deficit	(3,708)	(25,033)
Accumulated other comprehensive loss	(7,323)	(209)
Total Sterling stockholders’ equity	239,637	219,918
Noncontrolling interests	1,448	1,293
Total stockholders’ equity	241,085	221,211
Total liabilities and stockholders’ equity	$1,017,510	$961,940

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$21,480	$9,726
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,541	8,473
Amortization of debt issuance costs and non-cash interest	1,762	1,602
Gain on disposal of property and equipment	(598)	(441)
Deferred taxes	6,223	761
Stock-based compensation expense	6,196	1,670
Loss on interest rate hedge	272	—
Changes in operating assets and liabilities	385	(26,116)
Net cash provided by (used in) operating activities	52,261	(4,325)
Cash flows from investing activities:
Capital expenditures	(14,574)	(4,854)
Proceeds from sale of property and equipment	769	802
Net cash used in investing activities	(13,805)	(4,052)
Cash flows from financing activities:
Repayments of debt	(22,644)	(5,763)
Distributions to noncontrolling interest owners	—	(5,100)
Purchase of treasury stock	—	(3,201)
Other	9,067	76
Net cash used in financing activities	(13,577)	(13,988)
Net change in cash and cash equivalents	24,879	(22,365)
Cash and cash equivalents at beginning of period	45,733	94,095
Cash and cash equivalents at end of period	$70,612	$71,730

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended June 30, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$400,038	$—	$400,038
Cost of revenues	(340,439)	—	(340,439)
Gross profit	59,599	—	59,599
General and administrative expense	(18,451)	—	(18,451)
Intangible asset amortization	(2,866)		(2,866)
Acquisition related costs	(139)	139	—
Other operating expense, net	(5,097)	—	(5,097)
Operating income	33,046	139	33,185
Interest income	24	—	24
Interest expense	(7,557)	—	(7,557)
Income before income taxes	25,513	139	25,652
Income tax expense (2)	(7,248)	(39)	(7,287)
Net income	18,265	100	18,365
Less: Net income attributable to noncontrolling interests	(55)	—	(55)
Net income attributable to Sterling common stockholders	$18,210	$100	$18,310

Net income per share attributable to Sterling common stockholders:
Basic	$0.65	$0.01	$0.66
Diluted	$0.65	$—	$0.65

Weighted average common shares outstanding:
Basic	27,941		27,941
Diluted	27,957		27,957

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $7,287 includes non-cash federal income tax expense of $5,349.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended June 30, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$264,086	$—	$264,086
Cost of revenues	(238,590)	—	(238,590)
Gross profit	25,496	—	25,496
General and administrative expense	(10,174)	—	(10,174)
Intangible asset amortization	(600)		(600)
Acquisition related costs	(262)	262	—
Other operating expense, net	(3,276)	—	(3,276)
Operating income	11,184	262	11,446
Interest income	291	—	291
Interest expense	(2,904)	—	(2,904)
Income before income taxes	8,571	262	8,833
Income tax expense	(706)	—	(706)
Net income	7,865	262	8,127
Less: Net income attributable to noncontrolling interests	(37)	—	(37)
Net income attributable to Sterling common stockholders	$7,828	$262	$8,090

Net income per share attributable to Sterling common stockholders:
Basic	$0.30	$0.01	$0.31
Diluted	$0.29	$0.01	$0.30

Weighted average common shares outstanding:
Basic	26,338		26,338
Diluted	26,623		26,623

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Six Months Ended June 30, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$696,726	$—	$696,726
Cost of revenues	(601,882)	—	(601,882)
Gross profit	94,844	—	94,844
General and administrative expense	(36,055)	—	(36,055)
Intangible asset amortization	(5,703)		(5,703)
Acquisition related costs	(612)	612	—
Other operating expense, net	(7,325)	—	(7,325)
Operating income	45,149	612	45,761
Interest income	123	—	123
Interest expense	(15,360)	—	(15,360)
Income before income taxes	29,912	612	30,524
Income tax expense (2)	(8,432)	(173)	(8,605)
Net income	21,480	439	21,919
Less: Net income attributable to noncontrolling interests	(155)	—	(155)
Net income attributable to Sterling common stockholders	$21,325	$439	$21,764

Net income per share attributable to Sterling common stockholders:
Basic	$0.77	$0.01	$0.78
Diluted	$0.76	$0.02	$0.78

Weighted average common shares outstanding:
Basic	27,794		27,794
Diluted	27,887		27,887

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $8,605 includes non-cash federal income tax expense of $6,396.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Six Months Ended June 30, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$488,035	$—	$488,035
Cost of revenues	(443,036)	—	(443,036)
Gross profit	44,999	—	44,999
General and administrative expense	(22,063)	—	(22,063)
Intangible asset amortization	(1,200)		(1,200)
Acquisition related costs	(262)	262	—
Other operating expense, net	(5,570)	—	(5,570)
Operating income	15,904	262	16,166
Interest income	655	—	655
Interest expense	(5,964)	—	(5,964)
Income before income taxes	10,595	262	10,857
Income tax expense	(869)	—	(869)
Net income	9,726	262	9,988
Less: Net income attributable to noncontrolling interests	(83)	—	(83)
Net income attributable to Sterling common stockholders	$9,643	$262	$9,905

Net income per share attributable to Sterling common stockholders:
Basic	$0.37	$0.01	$0.38
Diluted	$0.36	$0.01	$0.37

Weighted average common shares outstanding:
Basic	26,357		26,357
Diluted	26,657		26,657

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau, net of tax. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Year Ended December 31, 2019
	As Reported (GAAP) (2)	Adjustment	Adjusted (Non-GAAP)
Revenues	$1,126,278	$—	$1,126,278
Cost of revenues	(1,018,484)	—	(1,018,484)
Gross profit	107,794	—	107,794
General and administrative expense	(49,200)	—	(49,200)
Intangible asset amortization	(4,695)		(4,695)
Acquisition related costs	(4,311)	4,311	—
Other operating expense, net	(11,837)	—	(11,837)
Operating income	37,751	4,311	42,062
Interest income	1,142	—	1,142
Interest expense	(16,686)	—	(16,686)
Loss on extinguishment of debt	(7,728)	7,728	—
Income before income taxes	14,479	12,039	26,518
Income tax expense	26,216	(27,398)	(1,182)
Net income	40,695	(15,359)	25,336
Less: Net income attributable to noncontrolling interests	(794)	—	(794)
Net income attributable to Sterling common stockholders	$39,901	$(15,359)	$24,542

Net income per share attributable to Sterling common stockholders:
Basic	$1.50	$(0.58)	$0.92
Diluted	$1.47	$(0.57)	$0.90

Weighted average common shares outstanding:
Basic	26,671		26,671
Diluted	27,119		27,119

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau (including related refinancing) and non-cash taxes. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Includes a fourth quarter charge for a legacy project of $10.2 million or $0.36 per diluted share based on 28,201 weighted average common shares outstanding in the quarter.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to Sterling common stockholders	$18,210	$7,828	$21,325	$9,643
Depreciation and amortization	8,256	4,171	16,541	8,473
Interest expense, net of interest income	7,533	2,613	15,237	5,309
Income tax (benefit) expense	7,248	706	8,432	869
EBITDA (1)	41,247	15,318	61,535	24,294
Acquisition related costs	139	262	612	262
Adjusted EBITDA (2)	$41,386	$15,580	$62,147	$24,556

(1) The Company defines EBITDA as GAAP net income (loss) attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and loss on extinguishment of debt.

(2) Adjusted EBITDA excludes the impact of acquisition related costs.